                                                                       EXHIBIT 2

================================================================================








                          AGREEMENT AND PLAN OF MERGER





                           DATED AS OF APRIL 24, 2002

                                      AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                             SIMPLEX SOLUTIONS, INC.

                                       AND

                            ZODIAC ACQUISITION, INC.








================================================================================

                                TABLE OF CONTENTS



                                                                                   Page
                                                                                   ----
ARTICLE 1     THE MERGER..............................................................1
        Section 1.1.     The Merger...................................................1
        Section 1.2.     Effective Time...............................................2
        Section 1.3.     Closing of the Merger........................................2
        Section 1.4.     Effects of the Merger........................................2
        Section 1.5.     Certificate of Incorporation and Bylaws......................2
        Section 1.6.     Directors....................................................3
        Section 1.7.     Officers.....................................................3
        Section 1.8.     Conversion of Shares.........................................3
        Section 1.9.     Dissent and Appraisal Rights.................................4
        Section 1.10.    Exchange of Certificates.....................................4
        Section 1.11.    Stock Options................................................6
        Section 1.12.    Tax Consequences.............................................7

ARTICLE 2     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................8
        Section 2.1.     Organization and Qualification; Subsidiaries;
                         Investments..................................................8
        Section 2.2.     Capitalization of the Company and Subsidiaries...............9
        Section 2.3.     Authority Relative to this Agreement;
                         Recommendation..............................................10
        Section 2.4.     SEC Reports; Financial Statements...........................10
        Section 2.5.     Information Supplied........................................11
        Section 2.6.     Consents and Approvals; No Violations.......................11
        Section 2.7.     No Default..................................................12
        Section 2.8.     No Undisclosed Liabilities; Absence of Changes..............12
        Section 2.9.     Litigation..................................................14
        Section 2.10.    Compliance with Applicable Law..............................14
        Section 2.11.    Employee Benefit Plans; Labor Matters.......................15
        Section 2.12.    Environmental Laws and Regulations..........................17
        Section 2.13.    Taxes.......................................................18
        Section 2.14.    Intellectual Property.......................................19
        Section 2.15.    Material Contracts..........................................24
        Section 2.16.    Title to Properties; Absence of Liens and
                         Encumbrances................................................26
        Section 2.17.    Insurance...................................................26
        Section 2.18.    Warranties..................................................27
        Section 2.19.    Tax Treatment...............................................27
        Section 2.20.    Affiliates..................................................27
        Section 2.21.    Opinion of Financial Adviser................................27
        Section 2.22.    Brokers.....................................................27
        Section 2.23.    Interested Party Transactions...............................27

                                                                                   Page
                                                                                   ----
        Section 2.24     Takeover Statutes...........................................28

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION...............28
        Section 3.1.     Organization................................................28
        Section 3.2.     Capitalization of Parent and its Subsidiaries...............29
        Section 3.3.     Authority Relative to this Agreement........................30
        Section 3.4.     SEC Reports; Financial Statements...........................30
        Section 3.5.     Information Supplied........................................31
        Section 3.6.     Consents and Approvals; No Violations.......................31
        Section 3.7.     No Default..................................................31
        Section 3.8.     No Undisclosed Liabilities; Absence of Changes..............32
        Section 3.9.     Litigation..................................................32
        Section 3.10.    Compliance with Applicable Law..............................32
        Section 3.11.    Brokers.....................................................33
        Section 3.12.    Tax Treatment...............................................33
        Section 3.13.    No Prior Activities of Acquisition..........................33

ARTICLE 4     COVENANTS..............................................................33
        Section 4.1.     Conduct of Business of the Company..........................33
        Section 4.2.     Conduct of Business of Parent...............................36
        Section 4.3.     Preparation of S-4 and the Proxy Statement..................37
        Section 4.4.     Other Potential Acquirers...................................37
        Section 4.5.     Comfort Letter..............................................39
        Section 4.6.     Meeting of Stockholders.....................................39
        Section 4.7.     Stock Exchange Listing......................................40
        Section 4.8.     Access to Information.......................................40
        Section 4.9.     Certain Filings; Reasonable Efforts.........................41
        Section 4.10.    Public Announcements........................................41
        Section 4.11.    Indemnification and Directors' and Officers'
                         Insurance...................................................42
        Section 4.12.    Notification of Certain Matters.............................43
        Section 4.13.    Additions to and Modification of Disclosure
                         Letter......................................................43
        Section 4.14.    Affiliates..................................................43
        Section 4.15.    Termination of 401(k) Plan..................................43
        Section 4.16.    Lump Sum Distributions......................................44
        Section 4.17.    Company Rights Agreement....................................44
        Section 4.18.    Employee Benefits...........................................45
        Section 4.19.    Employee Stock Purchase Plan................................45
        Section 4.20.    Tax-Free Reorganization.....................................45
        Section 4.21.    Section 16 Matters..........................................45

                                                                                   Page
                                                                                   ----
ARTICLE 5     CONDITIONS TO CONSUMMATION OF THE MERGER...............................46
        Section 5.1.     Conditions to Each Party's Obligations to
                         Effect the Merger...........................................46
        Section 5.2.     Conditions to the Obligations of the Company................46
        Section 5.3.     Conditions to the Obligations of Parent and
                         Acquisition.................................................47

ARTICLE 6     TERMINATION; AMENDMENT; WAIVER.........................................48
        Section 6.1.     Termination.................................................48
        Section 6.2.     Effect of Termination.......................................49
        Section 6.3.     Fees and Expenses...........................................50
        Section 6.4.     Amendment...................................................50
        Section 6.5.     Extension; Waiver...........................................51

ARTICLE 7     MISCELLANEOUS..........................................................51
        Section 7.1.     Nonsurvival of Representations and Warranties...............51
        Section 7.2.     Entire Agreement; Assignment................................51
        Section 7.3.     Validity....................................................51
        Section 7.4.     Notices.....................................................51
        Section 7.5.     Governing Law...............................................52
        Section 7.6.     Descriptive Headings; Section References....................52
        Section 7.7.     Parties in Interest.........................................53
        Section 7.8.     Certain Definitions.........................................53
        Section 7.9.     No Personal Liability.......................................54
        Section 7.10.    Specific Performance........................................54
        Section 7.11.    Counterparts................................................54
        Section 7.12.    Rules of Construction.......................................54
        Section 7.13.    Waiver of Jury Trial........................................54

                                TABLE OF EXHIBITS



Exhibit A.............Form of Certificate of Merger
Exhibit B.............Form of Company Affiliate Letter

                             TABLE OF DEFINED TERMS



                                                      Cross Reference
Term                                                    in Agreement            Page
----                                                  ---------------           ----
Acquisition LLC..........................................Section 1.1..............2
Acquisition..............................................Preamble.................1
affiliate................................................Section 7.8(a)..........53
Agreement................................................Preamble.................1
Average Stock Price......................................Section 1.8(c)...........3
business day.............................................Section 7.8(b)..........53
capital stock............................................Section 7.8(c)..........53
Certificate of Merger....................................Section 1.2..............2
Certificates.............................................Section 1.10(b)..........5
Closing Date.............................................Section 1.3..............2
Closing..................................................Section 1.3..............2
Code.....................................................Preamble.................1
Collar Average Stock Price...............................Section 1.8(d)...........4
Company Acquisition......................................Section 6.3(a)(ii)......50
Company Affiliates.......................................Section 4.14(a).........43
Company Board............................................Section 2.3(a)..........10
Company Financial Adviser................................Section 2.21............27
Company Patents..........................................Section 2.14(c).........20
Company Permits..........................................Section 2.10............14
Company Plans............................................Section 1.11(a)..........7
Company..................................................Preamble.................1
Company Preferred Stock..................................Section 2.2(a)...........9
Company Registered Copyrights............................Section 2.14(d).........21
Company Registered IP....................................Section 2.14(d).........21
Company Registered IP....................................Section 2.14(g).........21
Company Rights Agreement.................................Section 4.17(a).........44
Company Rights Dividend..................................Section 4.17(a).........44
Company Rights...........................................Section 4.17(a).........44
Company SEC Reports......................................Section 2.4(a)..........10
Company Securities.......................................Section 2.2(a)...........9
Company Software.........................................Section 2.14(l).........23
Company Stock Option or Options..........................Section 1.11(a)..........6
Company Stockholders Meeting.............................Section 2.5.............11
Confidentiality Agreement................................Section 4.8(c)..........41
Contract.................................................Section 2.15(a).........24
Copyrights...............................................Section 2.14(a).........20
DGCL.....................................................Section 1.1..............1
Disclosure Letter........................................Article 2................8
Effective Time...........................................Section 1.2..............2
Employee Plans...........................................Section 2.11(a).........15
Employment Agreements....................................Preamble.................1
Environmental Laws.......................................Section 2.12(a).........18

                                                      Cross Reference
Term                                                    in Agreement            Page
----                                                  ---------------           ----
ERISA Affiliate..........................................Section 2.11(a).........15
ERISA....................................................Section 2.11(a).........15
Exchange Act.............................................Section 2.2(b)..........10
Exchange Agent...........................................Section 1.10(a)..........5
Exchange Fund............................................Section 1.10(a)..........5
Exchange Ratio...........................................Section 1.8(b)...........3
Final Date...............................................Section 6.1(b)..........48
Financial Statements.....................................Section 2.4(a)..........11
Governmental Entity......................................Section 2.6.............12
GUST.....................................................Section 2.11(i).........17
Hazardous Substance......................................Section 2.12(a).........18
HSR Act..................................................Section 2.6.............12
Inbound License Agreements...............................Section 2.14(i).........22
incentive stock options..................................Section 1.11(a)..........7
include or including.....................................Section 7.8(e)..........53
Indemnified Liabilities..................................Section 4.11(a).........42
Indemnified Persons......................................Section 4.11(a).........42
Insurance Policies.......................................Section 2.17............26
Insured Parties..........................................Section 4.11(c).........42
Intellectual Property....................................Section 2.14(a).........19
IRS......................................................Section 2.11(a).........15
ISOs.....................................................Section 1.11(a)..........7
knowledge or known.......................................Section 7.8(d)..........53
Lease Documents..........................................Section 2.16(a).........26
Lien.....................................................Section 7.8(f)..........53
M&P Plan.................................................Section 2.11(i).........17
Marks....................................................Section 2.14(a).........20
Mask Works...............................................Section 2.14(a).........20
Material Adverse Effect on Parent........................Section 3.1(b)..........28
Material Adverse Effect on the Company...................Section 2.1(b)...........8
Material Contract........................................Section 2.15(a).........25
Material Contracts.......................................Section 2.15(a).........25
Merger Consideration.....................................Section 1.8(a)...........3
Merger...................................................Section 1.1..............1
Multiemployer Plan.......................................Section 2.11(f).........17
Multiple Employer Plan...................................Section 2.11(f).........17
Non Competition Agreements...............................Preamble.................1
Notice of Superior Proposal..............................Section 4.4(d)..........39
NYSE.....................................................Section 4.2(a)..........36
Open Source License Terms................................Section 2.14(l).........24
Open Source Software.....................................Section 2.14(l).........24
Other Interests..........................................Section 2.1(c)...........9
Other Proprietary Information............................Section 2.14(e).........21
Outbound License Agreements..............................Section 2.14(i).........22
Parent Common Stock......................................Section 1.8(a)...........3
Parent ESPP..............................................Section 4.19............45
Parent Financial Statements..............................Section 3.4.............30
Parent Permits...........................................Section 3.10............32

                                                      Cross Reference
Term                                                    in Agreement            Page
----                                                  ---------------           ----
Parent...................................................Preamble.................1
Parent Right.............................................Section 3.2(a)..........29
Parent SEC Reports.......................................Section 3.4.............30
Parent Securities........................................Section 3.2(a)..........30
Patents..................................................Section 2.14(a).........20
person...................................................Section 7.8(g)..........54
Proxy Statement..........................................Section 2.5.............11
Registered Company Marks.................................Section 2.14(b).........20
Restricted Company Share.................................Section 1.8(g)...........4
Restricted Parent Share..................................Section 1.8(g)...........4
S-4......................................................Section 2.5.............11
SEC......................................................Section 2.4(a)..........10
Securities Act...........................................Section 2.2(a)...........9
Share....................................................Section 1.8(a)...........3
Shares...................................................Section 1.8(a)...........3
Software.................................................Section 2.14(l).........24
Stock Option Agreement...................................Preamble.................1
Subsidiary...............................................Section 2.1(a)...........8
Superior Proposal........................................Section 4.4(a)..........37
Surviving Company........................................Section 1.1..............2
Tax or Taxes.............................................Section 2.13(a)(i)......18
Tax Return...............................................Section 2.13(a)(ii).....19
Third Party Acquisition..................................Section 4.4(a)..........37
Third Party..............................................Section 4.4(a)..........37
Trade Secrets............................................Section 2.14(a).........20
Voting Agreements........................................Preamble.................1

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of April 24, 2002, is by and among Simplex Solutions, Inc., a Delaware corporation (the "COMPANY"), Cadence Design Systems, Inc., a Delaware corporation ("PARENT"), and Zodiac Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION").

        WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger is advisable to and fair and in the best interests of their respective corporations and stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, Parent, as the sole stockholder of Acquisition, has approved the Merger and this Agreement;

        WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

        WHEREAS, the Company and Parent have entered into a stock option agreement (the "STOCK OPTION AGREEMENT") as an inducement to Parent to enter into this Agreement;

        WHEREAS, certain stockholders of the Company have executed and delivered to Parent irrevocable proxy and voting agreements (the "VOTING AGREEMENTS"), as an inducement to Parent to enter into this Agreement;

        WHEREAS, certain officers and employees of the Company have entered into employment agreements, effective upon consummation of the Merger (the "EMPLOYMENT AGREEMENTS"), as an inducement to Parent to enter into this Agreement; and

        WHEREAS, certain stockholders of the Company have entered into non-competition agreements, effective upon consummation of the Merger (the "NON COMPETITION AGREEMENTS"), as an inducement to Parent to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

        Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "MERGER").

Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition shall cease. At the election of Parent, and if subsequent to the date hereof a statue is enacted or there is issued a judicial decision, temporary or final regulation, or published ruling, notice, announcement or an equivalent form of guidance issued to the general public and not directed to a specific taxpayer, to the effect that a merger so structured can satisfy the requirements for a reorganization within the meaning of Section 368(a) of the Code, a Delaware limited liability company wholly owned by Parent ("ACQUISITION LLC") may be substituted herein for Acquisition, and the Merger may be restructured so that the Company shall be merged with and into Acquisition LLC, with the result that Acquisition LLC shall become the "Surviving Company"; provided, however, that such substitution will not prevent the closing conditions in Section 5.2(d) and 5.3(e) from being satisfied. If Parent elects to effect such substitution of Acquisition LLC for Acquisition and the foregoing conditions for such substitution are satisfied, the parties shall amend this Agreement, prior to Closing and effective prior to the Effective Time, as reasonably necessary to effect such substitution; provided further, that, notwithstanding anything to the contrary in this Agreement, in no event shall Parent be entitled to terminate this Agreement because of the direct or indirect effect of such election by Parent, and no condition set forth in Section 5.1 or Section 5.3, which shall have otherwise been satisfied, shall be considered not satisfied because of the direct or indirect effect of such election, including as a result of the necessity of obtaining additional consents or approvals.

        Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

        Section 1.3. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California 94304, unless another time, date or place is agreed to in writing by the parties hereto.

        Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Company.

        Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Company shall be amended as necessary to read the same as the Certificate of Incorporation of Acquisition in effect at the Effective Time until amended in accordance with applicable law; provided, however, that at the Effective Time,
Article I of the Certificate of Incorporation of the Surviving Company shall be amended and restated in its entirety to read as following: "The name of the corporation is Simplex Solutions, Inc." The bylaws of the Surviving Company shall be amended as necessary to read the same as the bylaws of Acquisition in effect at the Effective Time until amended in accordance with applicable law.

        Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such director's successor is duly elected or appointed and qualified.

        Section 1.7. Officers. The officers of Acquisition at the Effective Time shall become the initial officers of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

        Section 1.8. Conversion of Shares.

               (a) At the Effective Time, each share of common stock, $0.001 par value per share, of the Company (each a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's Subsidiaries (together with the associated Company Right under the Company Rights Agreement) and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (the "MERGER CONSIDERATION"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (b) The "EXCHANGE RATIO" shall be (i) $18.00 divided by (ii) the Average Stock Price, rounded to the fifth (5th) decimal point.

               (c) The "AVERAGE STOCK PRICE" shall mean the average of the closing sale prices of one share of Parent Common Stock on the NYSE Composite Transactions reporting system for each of the ten (10) trading days ending on and including the second trading day prior to the date of the Company Stockholders Meeting; provided, however, that (i) if the Average Stock Price would otherwise be more than one hundred ten percent (110%) of the Collar Average Stock Price (i.e., $23.80), the Average Stock Price shall instead be one hundred ten percent (110%) of the Collar Average Stock Price (i.e., $23.80), and
(ii) if the

Average Stock Price would otherwise be less than ninety percent (90%) of the Collar Average Stock Price (i.e., $19.47), the Average Stock Price shall instead be ninety percent (90%) of the Collar Average Stock Price (i.e., $19.47).

               (d) The "COLLAR AVERAGE STOCK PRICE" shall mean $21.63, calculated based upon the average of the closing sale prices of one share of Parent Common Stock on the NYSE Composite Transactions reporting system for (x) each of the five (5) trading days ending on and including April 16, 2002 and (y) each of the five (5) trading days ending on and including the second trading day prior to the date hereof.

               (e) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Company.

               (f) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

               (g) Each Share subject to repurchase by the Company, or that is otherwise subject to a risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, issued and outstanding immediately prior to the Effective Time (each a "RESTRICTED COMPANY SHARE") shall be exchanged pursuant to Section 1.8(a) into Parent Common Stock, subject to repurchase by Parent on the same terms as governed such Restricted Company Share prior to the Merger (each a "RESTRICTED PARENT SHARE"); provided, however, that the repurchase price for each Restricted Parent Share issued with respect to a Restricted Company Share shall equal the repurchase price for the Restricted Company Share divided by the Exchange Ratio. Certificates representing the Restricted Parent Shares shall be held by Parent until such shares are no longer subject to repurchase. Any cash dividends on Restricted Parent Shares will be distributed to the holder of such Restricted Parent Shares on whose behalf the Restricted Parent Shares are being held by Parent. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent, including shares issued upon a stock dividend or split, in respect of Parent Restricted Shares (which remain restricted at the time of such distribution) will be subject to the same restrictions and other terms as the Restricted Parent Share with respect which the distribution is made. Each holder of Restricted Parent Shares will have voting rights with respect to Restricted Parent Shares (and other voting securities) held by Parent on its behalf.

        Section 1.9. Dissenters and Appraisal Rights. The holders of the Shares will not be entitled to dissenters and appraisal rights in accordance with
Section 262 of the DGCL.

        Section 1.10. Exchange of Certificates.

               (a) Prior to the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition and reasonably satisfactory to the

Company (the "EXCHANGE AGENT") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding Shares.

               (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

               (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

               (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

               (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article 1.

               (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the Average Stock Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

               (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the one year anniversary the Effective Time shall be delivered to Parent upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

               (h) Neither Parent nor the Company shall be liable to any holder of Shares for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to and as required by any applicable abandoned property, escheat or similar law.

        Section 1.11. Stock Options.

               (a) At the Effective Time, each outstanding option to purchase Shares (each "COMPANY STOCK OPTION" and, collectively, "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1995 Stock Plan, 2001 Incentive Stock Plan, 2001 Employee Stock Purchase Plan, 2002 Nonstatutory Stock Option Plan, Altius 1999 Plan or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options to purchase shares of Parent Common Stock in accordance with this Section 1.11. All plans or agreements described above pursuant to which any Company Stock

Option has been issued or may be issued are referred to collectively as the "COMPANY PLANS." At the Effective Time, each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions (including but not limited to vesting schedule) as were applicable to such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (y) the product of (i) the number of Shares otherwise purchasable pursuant to such Company Stock Option multiplied by (ii) the Exchange Ratio, rounded down to the nearest cent; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS" or "ISOS") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined so as to comply with Section 424(a) of the Code.

               (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger).

               (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section
1.11. Within five (5) business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.11.

        Section 1.12. Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Department of Treasury Regulations promulgated under the Code.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Letter delivered by the Company to Parent in accordance with Section 4.13 (the "DISCLOSURE LETTER") and certified by a duly authorized officer of the Company (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates), that:

        Section 2.1. Organization and Qualification; Subsidiaries; Investments.

               (a) Section 2.1(a) of the Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each person in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has delivered to Parent's counsel accurate and complete copies of the Certificate of Incorporation and Bylaws or comparable governing documents, each as in full force and effect on the date hereof, of the Company and each Subsidiary. Other than as specified in Section 2.1(a) of the Disclosure Letter, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

               (b) Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any circumstance involving, change in or effect on the Company or any Subsidiary (i) that is, or is reasonably likely in the future to be, materially adverse to the assets, business operations, results of operations, or the financial condition of the Company and Subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (a) changes in general economic conditions, (b) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (c) changes in the securities markets in general, (d) changes generally affecting the industry in which the Company and Subsidiaries operate (provided that such changes do not affect the Company and Subsidiaries, taken as a whole, in a disproportionate manner), (e) the effect on customers or suppliers of the public announcement or pendency of this Agreement or the transactions contemplated hereby, (f) any change in the price or trading volume of the Shares from the date hereof, in and of itself, (g) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement, or (h) any failure to meet expectations of analysts, in and of itself; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (c) Other Interests. Section 2.1(c) of the Disclosure Letter sets forth a true and complete list, as of the date hereof, of each equity investment made by the Company or any Subsidiary in any person (including the percentage ownership, purchase price and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("OTHER INTERESTS"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

        Section 2.2. Capitalization of the Company and Subsidiaries.

               (a) The authorized capital stock of the Company consists of (i) thirty-eight million (38,000,000) Shares, of which, as of March 31, 2002, fifteen million three hundred nineteen thousand eight hundred twelve (15,319,812) were issued and outstanding; and (ii) ten million (10,000,000) shares of preferred stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK"), none of which are outstanding as of the date hereof. All of the outstanding Shares are, and the Shares issuable upon exercise of the Company Stock Options, when issued in accordance with the Company Plans, would be, validly issued and fully paid, nonassessable and not subject to any preemptive rights. As of April 22, 2002, an aggregate of two million, two hundred eighty-eight thousand, two hundred ninety-four (2,288,294) Shares were reserved for issuance and four million, eight hundred thirty-seven thousand six hundred twenty-five (4,837,625) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between April 22, 2002 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary and no obligations of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary, and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares and Company Stock Options (collectively, the "COMPANY SECURITIES") were issued in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws. As of the date hereof, except with respect to the Restricted Company Shares, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other ownership interests. Other than the Voting Agreements, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company or any Subsidiary is a party or by which it or the Company Board is bound, and to the Company's knowledge there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. No Shares are issued and held by the Company in its treasury as of the date hereof. Section
2.2 of the Disclosure Letter sets forth a true and complete list of all holders of outstanding Restricted Company Shares or Company Stock Options, the exercise or vesting schedule, the exercise price per share, and the term of each such Share or Company Stock Option, as applicable and in the case of Company Stock Options, whether such option is a nonqualified stock option or incentive stock option, and any restrictions on the Company's right to repurchase of the Shares underlying the options, and whether or not, to the Company's knowledge, an election under Section 83(b) of the Code is in effect with respect to such Restricted Company Shares that are Restricted Company Shares, in each case as of the date hereof. Except as set forth in Section 2.2 of the Disclosure Letter, none of the terms of the Company Stock Options or Restricted Company Shares provides for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (b) The Shares constitute the only class of equity securities of the Company or any Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        Section 2.3. Authority Relative to this Agreement; Recommendation.

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "COMPANY BOARD"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (b) The Company Board has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby.

        Section 2.4. SEC Reports; Financial Statements.

               (a) The Company has filed all required forms, reports and documents ("COMPANY SEC Reports") with the Securities and Exchange Commission (the "SEC") in connection with and since its initial public offering in May 2001, and each of such Company SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The statements of operations included in the financial statements of the Company included in the Company SEC Reports (the "FINANCIAL STATEMENTS") do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein. The Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of the Company and Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes).

               (b) The Company has delivered to Acquisition or Parent a complete and correct copy of any amendments or modifications, that have not yet been filed with the SEC but that the Company presently intends to file, to agreements, documents or other instruments that previously had been filed by the Company with the SEC.

        Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger (the "COMPANY STOCKHOLDERS MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

        Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the Nasdaq National Market and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

"HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any Subsidiary; (ii) except as set forth in Section 2.6 of the Disclosure Letter, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; or (iii) except as set forth in Section 2.6 of the Disclosure Letter, violate any order, writ, injunction, decree to which the Company or a Subsidiary is subject, or any law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets except, in the case of the foregoing clauses (ii) and (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

        Section 2.7. No Default. Except as set forth in Section 2.7 of the Disclosure Letter, neither the Company nor any Subsidiary is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents); (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound; or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

        Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the Disclosure Letter, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, or contingent, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which are reflected on the Company's unaudited balance sheet as of March 31, 2002 or incurred after such date in the ordinary course of business consistent with past practices. Except for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements,
Section 2.8 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among the Company, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of the Company or any of its affiliates. Except as set forth in Section 2.8 of the Disclosure Letter, between March 31, 2002 and the date hereof, the Company and each Subsidiary has conducted its business in all material respects only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practices, and there has not been any:

               (a) Material Adverse Effect on the Company;

               (b) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Subsidiary and having a value at the time of exceeding Two Hundred Thousand Dollars ($200,000), whether or not covered by insurance;

               (c) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary, except for repurchases from individuals following their termination of service pursuant to the terms of their pre-existing stock options or stock purchase agreements;

               (d) amendment of any material term of any outstanding security of the Company or any Subsidiary, except for waivers of vesting acceleration set forth in the Employment Agreements;

               (e) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than trade payables incurred in the ordinary course of business on terms consistent with past practices;

               (f) creation or assumption by the Company or any Subsidiary of any Lien on any asset or property with a value in exceeding Two Hundred Thousand Dollars ($200,000);

               (g) loan, advance or capital contribution made by the Company or any Subsidiary to, or investment in, any person other than (i) loans or advances to employees in connection with business-related travel, in each case made in the ordinary course of business consistent with past practices, (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company or by any wholly-owned Subsidiary in any other wholly-owned Subsidiary, and (iii) the Other Interests;

               (h) transaction made, or any Contract entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case having a stated contract amount or otherwise potentially involving Company or Subsidiary obligations or entitlements exceeding Two Hundred

Thousand Dollars ($200,000) (other than Contracts with customers and suppliers entered into after the date of this Agreement in the ordinary course of business, consistent with past practice);

               (i) change by the Company in any of its accounting principles, practices or methods; or

               (j) increase in the compensation payable or that could become payable by the Company or any Subsidiary to (i) officers of the Company or any Subsidiary or (ii) any employee of the Company or any Subsidiary whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

        Section 2.9. Litigation. Except as set forth in Section 2.9 of the Disclosure Letter, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties or assets before any Governmental Entity that would individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000). Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

        Section 2.10. Compliance with Applicable Law. Except as set forth in
Section 2.10 of the Disclosure Letter, each of the Company and Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. Each of the Company and Subsidiaries is in compliance with the terms of the Company Permits held by it, except where the failure so to comply would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. The businesses of the Company and Subsidiaries are being conducted in compliance with all applicable laws of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and will not result, individually or in the aggregate, in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

        Section 2.11. Employee Benefit Plans; Labor Matters.

               (a) Section 2.11(a) of the Disclosure Letter lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company or any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), to the extent that the Company or any ERISA Affiliate currently has or will incur liability for payments or benefits thereunder, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "EMPLOYEE PLANS"). The Company has made available to Parent a copy of (i) the two (2) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. Except for non-compliances that, individually or in the aggregate would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any ERISA Affiliate exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in disqualification of any Employee Plan: (i) neither the Company nor any ERISA Affiliate has incurred any liability (contingent or otherwise) with respect to any such Employee Plan, (ii) each Employee Plan has been maintained in all respects, by its terms and in operation, in accordance with ERISA and the Code, and (iii) there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS or has remaining a period of time under applicable United States Department of Treasury Regulations or IRS pronouncements in which to receive such a determination. For each Employee Plan which has received such a determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or
Section 408 of ERISA (or any administrative class exemption issued thereunder), respectively. With respect to any Employee Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Company, is there a basis for any such claim, and

(ii) no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA except for any breaches that, individually or in the aggregate would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any ERISA Affiliate exceeding Two Hundred Thousand Dollars ($200,000). Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the knowledge of the Company, threatened, involving any Employee Plan by any person, or by the IRS, the United States Department of Labor or any other Governmental Entity against such Employee Plan or the Company or any ERISA Affiliate.

               (b) Section 2.11(b) of the Disclosure Letter sets forth a list as of the date hereof of all (i) employment agreements with officers of the Company or any ERISA Affiliate and (ii) agreements with consultants who are individuals obligating the Company or any ERISA Affiliate to make annual cash payments in an amount of Two Hundred Thousand Dollars ($200,000) or more, and (iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by law. The Company has made available to Parent copies of all such agreements, plans, programs and other arrangements.

               (c) Except as provided in Section 2.11(c) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party, and no employee, officer or director of the Company or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

               (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws. The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code.

               (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any ERISA Affiliate and any of its employees. Neither the Company nor any ERISA Affiliate is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any ERISA Affiliate nor does the Company nor any ERISA Affiliate know of any activities or proceedings of any labor union to organize any such employees. No strikes, work stoppage, grievance, claim of unfair labor practice, or labor dispute against the Company or any ERISA Affiliate has occurred, is pending or, to the knowledge of the Company or any ERISA Affiliate, threatened, and to the knowledge of the Company and its ERISA Affiliates there is no basis for any of the foregoing. To the knowledge of the Company and its ERISA Affiliates, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any ERISA Affiliate.

               (f) Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred a liability (contingent or otherwise) with respect to any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA, and "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

               (g) To the extent permitted by applicable law, each Employee Plan (other than any stock option plan) can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (other than charges incurred as a result of such termination). The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses or accrued such payments in accordance with normal procedures under the terms of each Employee Plan and applicable law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

               (h) To the knowledge of the Company and its ERISA Affiliates, no key employee, or group of employees, of the Company or any ERISA Affiliate has expressed to the Company any plan to terminate employment with the Company or any ERISA Affiliate. The Company and its ERISA Affiliates have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining.

               (i) With respect to each master and prototype tax-qualified retirement plan ("M&P PLAN") sponsored or maintained by the Company and/or any ERISA Affiliate, the Company and any such ERISA Affiliate has, on or before the end of the 2001 plan year or such later date as permitted pursuant to applicable IRS pronouncements, either adopted or certified in writing its intent to adopt the required GUST amendments to each such M&P Plan, and to the knowledge of the Company, an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each ERISA Affiliate has adopted or shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104 or subsequent IRS guidance. For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any ERISA Affiliate, the Company and each such ERISA Affiliate has adopted the required GUST amendments and submitted the plan to the IRS on or before February 28, 2002 or such later date as permitted by applicable IRS pronouncements for a favorable determination letter as to its tax qualified status.

               (j) The Company and its ERISA Affiliates have complied in all material respects with the laws of any foreign jurisdiction with respect to any employee benefit plan or arrangements maintained in such jurisdiction in which the employees of the Company or any ERISA Affiliate participate.

        Section 2.12. Environmental Laws and Regulations. Except as disclosed
Section 2.12 of the Disclosure Letter, each of the Company and Subsidiaries has been in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of public or worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS") except for non-compliances that, individually or in the aggregate, would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary, which compliance includes the possession by the Company and Subsidiaries of all material Company Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof; (b) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future; (c) there are no circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any real property of which the Company or any Subsidiary is or was the owner or operator pursuant to any Environmental Law; (d) there has been no disposal, release or threatened release of any substance, material or waste that is listed, classified or regulated pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law (a "HAZARDOUS Substance") by the Company or any Subsidiary on, under, in, from or about any property currently or formerly owned or operated by the Company or any Subsidiary, or otherwise related to the operations of the Company or any Subsidiary, that has resulted or could reasonably be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiaries exceeding Two Hundred Thousand Dollars ($200,000); and (e) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law, and there are no proceedings, actions, orders, decrees, settlements, injunctions or other claims or, to the knowledge of the Company, any threatened actions or claims, relating to or otherwise alleging liability of the Company or any Subsidiary under any Environmental Law.

        Section 2.13. Taxes.

               (a) Definitions. For purposes of this Agreement:

                   (i) "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other taxes (including but not limited to withholding taxes) and other governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and
(C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and

                   (ii) "TAX RETURN" means any return, declaration, report, statement, information statement or other document required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

               (b) Tax Matters. Except to the extent that such failures in the aggregate would not result in Taxes being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000), within the times and in the manner prescribed by applicable law, the Company and Subsidiaries (and their predecessors) have properly prepared and filed all Tax Returns required by applicable law and have timely paid all Taxes due and payable (whether or not shown on any Tax Return). All such Tax Returns are true, correct and complete in all material respects. The Company and Subsidiaries (and their predecessors) have complied in all material respects with all applicable laws relating to Taxes. Neither the Company nor any Subsidiary (or any predecessor thereof) (i) has filed a consent or agreement pursuant to Section 341(f) of the Code, (ii) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax authority or any Tax indemnity or Tax sharing agreement with any person, (iii) has present or contingent liabilities for Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected on the most recent balance sheet included in the Financial Statements or incurred in the ordinary course of business since the date of the most recent Financial Statements in amounts consistent with prior years, (iv) has engaged in a trade or business, or had a permanent establishment (within the meaning of an applicable tax treaty), within a country other than the United States, (v) is a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, (vi) has issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that were not so governed when issued, or (vii) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. There are and have been no (1) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to the Company or any Subsidiary (or their predecessors), and Section 2.13 of the Disclosure Letter identifies all such matters (whether or not material) that have not been finally resolved with all amounts owed thereunder fully reflected in the Company SEC Reports to the extent required under United States generally accepted accounting principles, (2) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors), or (3) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is the Company.

        Section 2.14. Intellectual Property.

               (a) Certain Definitions. As used herein, the term "INTELLECTUAL PROPERTY" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, "MARKS"); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, "PATENTS"); (iii) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, "TRADE SECRETS"); (v) mask work and similar rights protecting integrated circuit or chip topographies or designs (collectively, "MASK WORKS"); and (vi) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works.

               (b) Trademarks. Section 2.14(b) of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all registered Marks owned (in whole or in part) or exclusively licensed by the Company or any Subsidiary (collectively "REGISTERED COMPANY MARKS"), and specifically lists all registrations and applications for registration with all Governmental Entities that have been obtained or filed with regard to such Marks, identifying for each
(i) its registration (as applicable) and application numbers, (ii) whether it is owned by or exclusively licensed to the Company or any Subsidiary, (iii) its current status and (iv) the class(es) of goods or services to which it relates. All Registered Company Marks registered in the United States, or for which applications to register have been filed in the United States, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively. No Registered Company Mark has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Registered Company Marks.

               (c) Patents. Section 2.14(c) of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all issued Patents in which the Company or any Subsidiary has an ownership interest or which have been exclusively licensed to the Company or any Subsidiary (collectively the "COMPANY PATENTS"), identifying for each of the Patents (i) the patent number and issue date, (ii) its title, (iii) the named inventors and (iv) whether it is owned by or exclusively licensed to the Company or any Subsidiary. Except as set forth in
Section 2.14(c) of the Disclosure Letter, no Company Patent is now involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company, no such action has been threatened with respect to any of the Company Patents during the two-year period prior to the date hereof, and there is no patent of a third party interfering with any Company Patent.

               (d) Copyrights. Section 2.14(d) of the Disclosure Letter sets forth an accurate and complete list as of the date hereof of all registered Copyrights owned (in whole or in part) by or exclusively licensed to the Company or any Subsidiary, and all pending applications for registration of Copyrights filed anywhere in the world that are owned (in whole or in part) by the Company or any Subsidiary (collectively, the "COMPANY REGISTERED COPYRIGHTS" and, together with the Company Patents and the Registered Company Marks, the "COMPANY REGISTERED IP").

               (e) Actions to Protect Intellectual Property. Each of the Company and Subsidiaries has taken all reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and maintain the confidentiality of all of the Trade Secrets of the Company or Subsidiaries and other material information of the Company or Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use ("OTHER PROPRIETARY INFORMATION"). Without limiting the foregoing, the Company has and enforces a policy requiring each of the employees (other than non-technical employees who have not contributed in any way to the development or creation of any Intellectual Property of the Company or any Subsidiary), consultants and contractors of the Company or any Subsidiary to enter into proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been made available to Parent) and all current and former employees (other than non-technical employees who have not contributed in any way to the development or creation of any Intellectual Property of the Company or any Subsidiary), consultants and contractors of the Company or any Subsidiary have executed such an agreement. Except as set forth in Section 2.14(e) of the Disclosure Letter, neither the Company nor any Subsidiary has disclosed, nor is the Company or any Subsidiary under any contractual or other obligation to disclose, to another person any of its Trade Secrets or Other Proprietary Information, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no person has materially breached any such agreement or undertaking.

               (f) Adverse Ownership Claims. Except as set forth in Section 2.14(f) of the Disclosure Letter, the Company owns exclusively all right, title and interest in and to all of the Company Registered IP, Company Software and material Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary, free and clear of any and all liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company or a Subsidiary to another person in the ordinary course of business, including those licenses required to be listed under Section 2.14(i) below), and neither the Company nor any Subsidiary has received any notice or claim challenging the Company's or any Subsidiary's ownership of or exclusive rights in any of the Intellectual Property owned (in whole or in part) or exclusively licensed by the Company or any Subsidiary or, in the case of owned Intellectual Property, suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company or any Subsidiary does not so own or exclusively license any of such Intellectual Property.

               (g) Validity and Enforceability. Each item of Company Registered IP is valid and subsisting. Neither the Company nor any Subsidiary has received any notice or claim challenging or questioning the validity or enforceability of any of the Company Registered IP or indicating an intention on the part of any person to bring a claim that any of the Company Registered IP is invalid or unenforceable or has been misused, and, with respect to the Company Patents, the Company has disclosed relevant prior art in the prosecution of its Patents in accordance with its obligations pursuant to 37 CFR 1.56.

               (h) Status and Maintenance of Company Registered IP. Except as set forth in Section 2.14(h) of the Disclosure Letter, (i) neither the Company nor any Subsidiary has taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Registered IP) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP (including, with respect to the Company Patents, failing to disclose any known material prior art in connection with the prosecution of patent applications); and (ii) all Company Registered IP has been registered or obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of Registered Company Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications). The Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP.

               (i) License Agreements. Section 2.14(i)(1) of the Disclosure Letter sets forth a complete and accurate list (indicating for each the title and the parties thereto), as of the date hereof, of all agreements currently in effect granting to the Company or any Subsidiary any material right under or with respect to any Intellectual Property other than standard desktop software applications used generally in the Company or any Subsidiary's operations and that are licensed for a license fee of no more than Two Hundred Thousand Dollars ($200,000) each pursuant to "shrink wrap" or "click through" licenses (such agreements and those listed on Section 2.14(i)(1) of the Disclosure Letter, collectively, the "INBOUND LICENSE AGREEMENTS"). Except as set forth in Section 2.14(i)(1) of the Disclosure Letter, the rights licensed under each Inbound License Agreement shall be exercisable by the Surviving Company on and after the Closing to the same extent as by the Company or any Subsidiary prior to the Closing. No loss or expiration of any material Intellectual Property licensed to the Company or any Subsidiary under any Inbound License Agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Except as set forth in Section 2.14(i)(2) of the Disclosure Letter, no licensor under any Inbound License Agreement has any ownership or exclusive license rights in or with respect to any improvements made by the Company or any Subsidiary to the Intellectual Property licensed thereunder. Section 2.14(i)(2) of the Disclosure Letter sets forth a complete and accurate list (indicating for each the title and the parties thereto) of all license agreements currently in effect under which the Company or any Subsidiary licenses any Software or grants any other rights under any Intellectual Property to another person, excluding non-exclusive internal use licenses granted by the Company or any Subsidiary to end user customers that have purchased or licensed products for which the total amount payable to the Company or any Subsidiary did not exceed Two Hundred Thousand Dollars ($200,000) each (such agreements and those listed on Section 2.14(i)(2) of the Disclosure Letter, collectively, the "OUTBOUND LICENSE Agreements"). Except as set forth in Section 2.14(i) of the Disclosure Letter, each person to which the Company or any Subsidiary has distributed, licensed or otherwise made available any Company Software has executed and delivered to the Company, or otherwise agreed to, a written license or confidentiality agreement, a complete and accurate copy of which, or the form of which, has been provided by the Company to Parent's counsel prior to the date hereof.

               (j) Sufficiency of IP Assets. The Intellectual Property owned by, or licensed under the Inbound License Agreements to, the Company and the Subsidiaries constitutes all the material Intellectual Property rights necessary for the conduct of the Company's and Subsidiaries' businesses as they are currently conducted.

               (k) No Infringement by the Company or Third Parties; No Violations. None of the products (including Software), processes, services, or other technology or materials, or any other Intellectual Property developed, used, leased, licensed, sold, imported or otherwise distributed or disposed of, or otherwise commercially exploited by or for the Company or any Subsidiary, nor any other activities or operations of the Company or any Subsidiary, infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any Subsidiary has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor. No Intellectual Property owned by or licensed to the Company or any Subsidiary is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company of such Subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating in any material respect any material Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary. No product, technology, service or publication of the Company or any Subsidiary violates any law or regulation.

               (l) Software. Section 2.14(l) of the Disclosure Letter sets forth a complete and accurate list as of the date hereof of all of the Company's or its Subsidiaries' commercially released Software products (collectively, "COMPANY SOFTWARE"). Except to the extent that the Company Software contains Open Source Software or third party Software that has been licensed to the Company pursuant to an Inbound License Agreement, the Company Software was either (A) developed by employees of Company or a Subsidiary within the scope of their employment, (B) developed by independent contractors who have expressly assigned their rights to the Company or a Subsidiary pursuant to written agreements or (C) otherwise acquired by the Company or a Subsidiary from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company. The Company Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or a Subsidiary, except for such Software, materials or development environments obtained by the Company or a Subsidiary from other persons, is Open Source Software or is licensed from a third party that makes such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. The Open Source Software that is contained in the Company Software has not been integrated or combined with the other code contained in the Company Software in a manner that subjects the Company Products to Open Source License Terms (other than Open

Source Software that the Company identifies as Open Source Software that is subject to Open Source Software Terms in the applicable end user materials). No source code of any Company Software has been licensed or otherwise provided to another person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form and all such source code has been safeguarded and protected as Trade Secrets of the Company or a Subsidiary or pursuant to an Outbound License Agreement that is identified on Section 2.14(l) of the Disclosure Letter. For purposes hereof, "SOFTWARE" means any and all (1) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (2) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (3) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (4) all documentation, including user manuals and training materials, relating to any of the foregoing. For the purposes of this Section 2.14, "OPEN SOURCE SOFTWARE" means Software that is generally known as "open source" or that is licensed pursuant the GNU General Public License, the GNU Library or "Lesser" Public License or similar license terms (collectively, "OPEN SOURCE LICENSE TERMS") that require the distribution of source code in connection with the distribution of the Software that is subject to such Open Source License Terms.

               (m) Performance of Existing Software Products. Each of the Company's and Subsidiaries' commercially released Software products performs in all material respects, free of known bugs or programming errors that significantly affect the functionality thereof, the functions described in any published specifications or end user documentation therefor.

               (n) Disabling Code and Contaminants. The Company and each of its Subsidiaries have taken commercially reasonable steps that are designed to ensure that the Company Software is and remains free of any undisclosed disabling codes or instructions, and any intentionally created, undocumented virus or other contaminant, that may, or may be used to, access, modify, delete, damage or disable any of internal computer systems (including hardware, software, databases and embedded control systems) of the Company or any Subsidiary.

               (o) Restrictions on Employees. To the knowledge of the Company, no employee or independent contractor of the Company or any Subsidiary is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company's business as presently conducted and proposed to be conducted.

        Section 2.15. Material Contracts.

               (a) Section 2.15(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets and properties, is otherwise bound, as follows (each of the following, a

"MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS"): (i) each Contract of the Company or any Subsidiary pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was obligated to pay) more than Two Hundred Thousand Dollars ($200,000) in the twelve (12) month period ended March 31, 2002 (provided such Contract remains in effect as of the date hereof) and each customer Contract in effect on the date of this Agreement under which the Company or any Subsidiary received in the twelve (12) month period ended March 31, 2002 or is entitled to receive thereafter more than Two Hundred Thousand Dollars ($200,000); (ii) each Contract that requires payment by or to the Company after March 31, 2002 of more than Two Hundred Thousand Dollars ($200,000); (iii) each Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or a Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted; (iv) any Contract that will be subject to default, termination, repricing or renegotiation, in each case where the amounts involved under such Contract or repricing exceeds Two Hundred Thousand Dollars ($200,000), because of the transactions contemplated hereby;
(v) each Contract relating to the Company's or any Subsidiary's channel sales with distributors; (vi) each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money, any mortgage, security agreement, or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset); (vii) each partnership, joint venture, joint marketing or other similar Contract or arrangement to which the Company or any Subsidiary is a party or by which it is otherwise bound; (viii) each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person; and (ix) each Contract that is otherwise material to the Company and Subsidiaries, taken as a whole.

               (b) (i) Each Material Contract is (x) a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto, (y) enforceable against the Company or such Subsidiary and, to the Company's knowledge, each such other person in accordance with its terms, and (ii) neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default under any Material Contract.

               (c) Except as set forth in Section 2.15(c) of the Disclosure Letter, and other than the Material Contracts, neither the Company nor any Subsidiary has entered into, is a party to or is otherwise bound by, as of the date hereof:

                   (i) any fidelity or surety bond or completion bond, except as required pursuant to Section 412 of ERISA;

                   (ii) any Contract pursuant to which the Company or any Subsidiary has agreed to provide liquidated damages in excess of Two Hundred Thousand Dollars ($200,000) for failure to meet performance or quality milestones;

                   (iii) any Contract pursuant to which the Company or any Subsidiary has agreed to provide indemnification or guaranty to a third party (other than the Outbound

License Agreements and this Agreement);

                   (iv) any Contract relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business; or

                   (v) any distribution, joint marketing or development
Contract.

        Section 2.16. Title to Properties; Absence of Liens and Encumbrances.

               (a) Neither the Company nor any Subsidiary has an ownership interest in any real property, nor has it ever had an ownership interest in any real property. Section 2.16 of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all real property currently leased or subleased by the Company or any Subsidiary with the name of the lessor, the amount of any security deposit held by the lessor, and the date and a description of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith (collectively, the "LEASE DOCUMENTS") and each amendment to any of the foregoing. True, correct and complete copies of all Lease Documents have been delivered to Parent's counsel. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

               (b) Each of the Company and Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business having an individual value exceeding Two Hundred Thousand Dollars ($200,000), in each case free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property, and licenses granted in the ordinary course of business consistent with past practices.

        Section 2.17. Insurance. Section 2.17 of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all insurance contracts entered into by the Company or any Subsidiary. Each of the Company and Subsidiaries maintains insurance policies against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses (collectively, the "INSURANCE POLICIES"). Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full or, if such amounts are not yet due and payable, reserved by the Company on its unaudited balance sheet as of March 31, 2002 in accordance with United States generally accepted accounting principles consistently applied. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. Each of the Company and Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of the Company or any Subsidiary under the Insurance Policies have been filed in a timely fashion.

        Section 2.18. Warranties. Section 2.18 of the Disclosure Letter sets forth a true, correct and complete list of Contracts that include written warranties and guaranties by the Company or any Subsidiary with respect to its products or services. There have not been any material deviations from such warranties and guaranties as provided for in such Contracts, and neither the Company nor any of its salespersons, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any Subsidiary has made any oral warranty or guaranty with respect to any of its products or services which could result in a liability of the Company or any Subsidiary in excess of liability created by the written warranties and guaranties of the Company and Subsidiaries with respect to such products or services.

        Section 2.19. Tax Treatment. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        Section 2.20. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.20 of the Disclosure Letter, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act.

        Section 2.21. Opinion of Financial Adviser. Credit Suisse First Boston Corporation (the "COMPANY FINANCIAL ADVISER") has delivered to the Company Board its opinion dated the date of this Agreement to the effect that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of Shares.

        Section 2.22. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 2.23. Interested Party Transactions. Except as set forth in
Section 2.23 of the Disclosure Letter, no director, officer or other affiliate of the Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services,
(iii) a beneficial interest in any Contract included in Section 2.14 or 2.15 of the Disclosure Letter, or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 2.23.

        Section 2.24. Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar applicable law, will not apply to Parent during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

        Parent and Acquisition hereby represent and warrant to the Company as follows:

        Section 3.1. Organization.

               (a) Parent and Acquisition are duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company's counsel accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in full force and effect, of Acquisition.

               (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance involving, change in or effect on Parent or any of its subsidiaries
(i) that is, or is reasonably likely in the future to be, materially adverse to the assets business operations, results of operations, or the financial condition of Parent and its subsidiaries, taken as a whole, but excluding from the foregoing the effect, if any, of (a) changes in general economic conditions,
(b) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (c) changes in the securities markets in general, (d) changes generally affecting the industry in which Parent and its subsidiaries operate (provided that such changes do not affect Parent and its subsidiaries, taken as a whole, in a disproportionate manner), (e) the effect on customers or suppliers of the public announcement or pendency of this Agreement or the transactions contemplated hereby, (f) any change in the price or trading volume of Parent Common Stock from the date hereof, in and of itself, (g) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement, or (h) any failure to meet expectations of analysts, in and of itself; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of Parent to consummate the transactions contemplated by this Agreement.

        Section 3.2. Capitalization of Parent and its Subsidiaries.

               (a) The authorized capital stock of Parent consists of (i) six hundred million (600,000,000) shares of Parent Common Stock, $0.01 par value per share, of which, as of March 30, 2002, approximately two hundred fifty million four hundred four thousand eight hundred seventy-one (250,404,871) shares were issued and outstanding (each together with a Parent Common Stock purchase right (the "PARENT RIGHT") issued pursuant to the Amended and Restated Rights Agreement dated as of February 1, 2000 between Parent and ChaseMellon Shareholder Services, L.L.C.), and (ii) four hundred thousand (400,000) shares of preferred stock, $0.001 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and not subject to any preemptive rights, and all shares of Parent Common Stock issued pursuant to this Agreement will be, when issued, duly authorized and validly issued, fully paid, nonassessable and not subject to any preemptive rights. As of April 22, 2002, an aggregate of approximately forty-eight million, three hundred eighty-two thousand, four hundred fifty-three (48,382,453) shares of Parent Common Stock were reserved for issuance and an aggregate of approximately fifty-nine million twenty-four thousand one hundred twenty (59,024,120) shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and under purchase plans. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into, or exchangeable for, shares of capital stock, or voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) except for the Parent Rights, Parent 1987 Stock Option Plan, 1990 Parent Employee Stock Purchase Plan, Parent Senior Executive Bonus Plans, Design Acceleration, Inc. 1994 Stock Option Plan, OrCAD, Inc., 1991 Non-Qualified Stock Option Plan, OrCAD, Inc. 1995 Stock Option Plan, Diablo Research Company 1997 Stock Option Plan, Diablo Research Company LLC 1999 Stock Option Plan, Quickturn 1988 Stock Option Plan, Quickturn 1990 Stock Option Plan, Quickturn 1996 Supplemental Stock Plan, Quickturn 1997 Stock Option Plan, SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, Cooper & Chyan Technology, Inc. 1993 Equity Incentive Plan, Unicad, Inc. Stock Option Plan, High Level Design Systems 1993 Stock Option Plan, High Level Design Systems 1995 Special Nonstatutory Stock Option Plan, Ambit Design Systems, Inc. 1994 Incentive Stock Option Plan, Ambit Design Systems, Inc. 1996 Incentive Stock Option Plan, Ambit OP (Shares Issued Outside Plans), Parent 1993 Non-Statutory Stock Option Plan, Parent 1993 Directors Stock Option Plan, Parent 1995 Directors Stock Option Plan, Parent 1997 Nonstatutory Stock Option Plan, OP Stock Option Plan (shares issued outside CDN Directors Plan), Parent 2000 Nonstatutory Equity Incentive Plan, Parent 2001 Non-Qualified Employee Stock Purchase Plan and Parent 2001 Qualified Employee Stock Purchase Plan, Cadmos Design Technology, Inc. 1997 Stock Option Plan, Cadmos Design Technology, Inc. 2001 Stock Option Plan, Silicon Perspective Corp. 1997 Stock Option Plan, the SPC Plan, DSM Technologies, Inc. 2000 Stock Option Plan, JTA Research Incorporated 1998 Stock Option

Plan and warrants issued by Parent to Comdisco, as amended, no equity equivalent interests in the ownership or earnings of Parent or other similar rights (collectively, "PARENT SECURITIES"). As of the date hereof, other than in connection with Parent's authorized stock repurchase program, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

               (b) The Parent Common Stock and Parent Rights constitute the only classes of securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act.

        Section 3.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        Section 3.4. SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC since January 1, 2001 ("PARENT SEC REPORTS"), and each of such Parent SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms reports and documents were filed. None of the Parent SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The statement of operations included in the financial statements of Parent included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly stated therein. The Parent Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of Parent and its subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

        Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

        Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Certificate of Incorporation or Bylaws of Parent or Acquisition; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

        Section 3.7. No Default. Neither Parent nor Acquisition is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its Bylaws,
(ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction or decree of any Governmental Entity applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

        Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred since December 29, 2001, in the ordinary course of business consistent with past practices. Except for transactions, arrangements and other relationships otherwise specifically identified in the Parent Financial Statements, Schedule 3.8 sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among Parent, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of Parent or any of its affiliates. Except as disclosed in the Parent SEC Reports, since December 29, 2001, there has been no Material Adverse Effect on Parent.

        Section 3.9. Litigation. Except as disclosed in the Parent SEC Reports, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, if decided adversely to Parent or any such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that has had a Material Adverse Effect on Parent.

        Section 3.10. Compliance with Applicable Law. Except as disclosed in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, each of Parent and its subsidiaries is in compliance with the terms of the Parent Permits held by it, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, the businesses of Parent and its subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations that do not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

        Section 3.11. Brokers. No broker finder or investment banker (other than Goldman, Sachs & Co., the financial adviser to Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

        Section 3.12. Tax Treatment. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken or has agreed to take any action that would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        Section 3.13. No Prior Activities of Acquisition. Acquisition was formed for the purposes of the consummation of this Agreement and the transactions contemplated hereby, and has engaged in no other business activities of any type or kind whatsoever.


                                    ARTICLE 4

                                    COVENANTS

        Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will and will cause each Subsidiary to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any Subsidiary will, without the prior written consent of Parent and Acquisition:

               (a) amend its Certificate or Articles of Incorporation or Bylaws (or other similar governing document);

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to Company Stock Options granted under the Company Plans, (ii) the grant of options to purchase Shares to new hires of the Company or any Subsidiary up to an aggregate maximum amount of four hundred thousand (400,000) Shares subject to options, and (iii) the grant of options to purchase Shares to current employees in connection with any adjustments or promotions on a basis consistent with the past practices of the Company up to an aggregate maximum of two hundred fifty thousand (250,000) Shares subject to options, provided that, with respect to each of clauses (ii) and (iii), no individual may be granted options to purchase more than fifty thousand (50,000) Shares;

               (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the repurchase of restricted stock and cancellation of Company Stock Options following termination of employment with or provision of services to the Company or any Subsidiary);

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

               (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary;

               (f) (i) incur, assume or forgive any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices or trade payables arising in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of Subsidiaries incurred in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to Subsidiaries or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (v) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

               (g) except as may be required by law, (1) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, other than offer letters, letter agreements and options to purchase Shares entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of the Company, or (2) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of the Company's business consistent with past practice, or (3) increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice for employees other than an employee who is party to an Employment Agreement;

               (h) (i) acquire, sell, lease license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate, other than sales or licenses of its products in the ordinary course of business consistent with past practices; (ii) enter into any exclusive license, distribution, marketing, sales or other agreement; (iii) enter into a "development services" or other similar agreement pursuant to which the Company may purchase or otherwise acquire the services of another person, other than in the ordinary course of business consistent with past practices; or (iv) acquire, sell, lease, license, transfer or otherwise dispose of any Intellectual Property, other than licenses or sales of its products or services in the ordinary course of business consistent with past practices;

               (i) unless required by a change in applicable law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

               (j) revalue any of its assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

               (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein; (ii) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any of its material Contracts; (iv) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary;
(v) enter into any Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or any Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted; or (vi) authorize any new capital expenditure other than as set forth in Schedule 4.1(k) up to an aggregate amount equal to Three Million Eight Hundred Thousand Dollars ($3,800,000);

               (l) make or rescind any express or deemed election relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax authority; or file or cause to be filed any amended Tax Return, file or cause to be filed claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

               (m) fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return of the Company in a manner inconsistent with past practices in preparing or filing similar Tax

Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

               (n) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of Two Hundred Thousand Dollars ($200,000) or involves any equitable relief;

               (o) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq National Market;

               (p) take any action that results in the acceleration of vesting of any Company Stock Option, except as may be required pursuant to any agreement in effect as of the date hereof;

               (q) allow any Insurance Policy to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; or

               (r) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(q).

        Section 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Parent shall and shall cause each of its subsidiaries to conduct their operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current key officers and key employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

               (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the New York Stock Exchange (the "NYSE");

               (b) adopt or propose to adopt any amendments to its charter documents that would materially impair or adversely effect the ability of Parent to consummate the transactions contemplated by this Agreement;

               (c) adopt a plan of complete or partial liquidation or dissolution; or

               (d) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through 4.2(c) or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

        Section 4.3. Preparation of S-4 and the Proxy Statement. The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

        Section 4.4. Other Potential Acquirers.

               (a) For purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition by any person (as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates (a "THIRD PARTY") of any portion of the assets of the Company and Subsidiaries, taken as a whole, representing fifteen percent (15%) of more of the aggregate fair market value of the Company's business immediately prior to such acquisition, other than the sale or license of products in the ordinary course of business consistent with past practices;
(ii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend (whether in cash or other property); (v) the repurchase by the Company or any Subsidiary of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any person or business whose annual revenues or assets is equal or greater than fifteen percent (15%) of the annual revenues or assets of the Company and Subsidiaries, taken as a whole, for and at the twelve (12) month period ended March 31, 2002. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, eighty percent (80%) or more of the Shares then outstanding or eighty percent (80%) or more of the fair market value of the assets of the Company or any material Subsidiary, and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

               (b) The Company agrees that it and its affiliates and their respective officers and other employees, and directors shall, and that it shall direct its investment bankers, attorneys, accountants and other representatives and agents to (i) immediately cease and terminate any existing activities, discussions or negotiations with any other persons with respect to any possible Third Party Acquisition and (ii) notify each such person that the

Company Board no longer seeks or requests the making of any proposal for a Third Party Acquisition, withdraws any consent theretofore given to the making of a proposal for a Third Party Acquisition, and requests the immediate return of any and all non-public information previously delivered to such person by or on behalf of the Company or any Subsidiary for such purpose. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants or other representatives and agents to, directly or indirectly, (A) encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a Third Party Acquisition; (B) participate in or initiate any discussions or negotiations regarding, or provide any non-public information with respect to, the Company or any Subsidiary or their respective businesses, assets or properties (other than Parent and Acquisition or any designees of Parent and Acquisition) in connection with, or take any other action to knowingly facilitate any Third Party Acquisition or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition; or (C) enter into any agreement with respect to any Third Party Acquisition. Notwithstanding the foregoing, nothing in this Section 4.4 or any other provision of this Agreement shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any Third Party that makes an unsolicited, bona fide written proposal for a Third Party Acquisition, if and to the extent that (1) the Company Board, by a majority vote determines in its good faith judgment, after consultation with and receiving the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duty to the Company's stockholders under applicable law, (2) the Company Board, by a majority vote, reasonably determines in good faith that such proposal for a Third Party Acquisition constitutes or is reasonably likely to result in a Superior Proposal which, if accepted, is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, and (3) prior to taking such action, (x) the Company provides three (3) business days prior written notice to Parent to the effect that it is proposing to take such action and (y) and receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement.

               (c) The Company shall promptly (but in no case later than twenty-four (24) hours after receipt) notify Parent if the Company, any Subsidiary or any of their respective officers or other employees, directors, investment bankers, attorneys, accountants or other representatives or agents receives any proposal or inquiry concerning a Third Party Acquisition or request for nonpublic information by any person who is making, or who has indicated that it is considering making, a proposal for a Third Party Acquisition, including all material terms and conditions thereof and the identity of the person submitting such proposal. The Company shall provide Parent with a copy of any written proposal for a Third Party Acquisition or amendments or supplements thereto, and shall thereafter promptly provide to Parent such information as is reasonably necessary to keep Parent informed of the status of any inquiries, discussions or negotiations with such person proposing the Third Party Acquisition, and any material changes to the terms and conditions of such proposal for a Third Party Acquisition, and shall promptly provide to Parent a copy of any information delivered to such person which has not previously been made available to Parent.

               (d) Except as set forth in this Section 4.4(d), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby, or propose to withdraw or modify, in a manner adverse to Parent, such recommendation, or approve or recommend any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and after receiving the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company Board may withdraw its recommendation of the transactions contemplated hereby or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (a "NOTICE OF SUPERIOR PROPOSAL") and (ii) if Parent does not, within five (5) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial adviser of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that no withdrawal of the Company Board's recommendation of this Agreement and the transactions contemplated hereby shall relieve the Company of its obligation to submit this Agreement and such transactions to its stockholders for approval, as provided in Section 4.6.

               (e) Notwithstanding anything to the contrary herein, any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 under the Exchange Act will not constitute a violation of this Agreement, provided that, other than as required by applicable law, such disclosure states that no action will be taken by the Company Board in violation of Section 4.4(d).

               (f) Nothing in this Section 4.4 shall permit the Company to terminate this Agreement (except as provided in Article 6) or affect any other obligations of the Company under this Agreement.

        Section 4.5. Comfort Letter. The Company shall use all commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

        Section 4.6. Meeting of Stockholders. The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable after the SEC has cleared the Proxy Statement to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of

Incorporation and Bylaws. The Company shall promptly prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to Section 4.4(b), shall include the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the approval of the Merger and the written opinion of the Company Financial Advisor that the Exchange Ratio is fair, from a financial point of view, to the holders of Shares. The Company shall use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all commercially reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

        Section 4.7. Stock Exchange Listing. Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

        Section 4.8. Access to Information.

               (a) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company will provide Parent and its authorized representatives with reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and Subsidiaries as Parent may reasonably require, and will cause its officers and those of the Subsidiaries to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and Subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated and appropriate officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company, taking into account the nature of the transactions contemplated by this Agreement.

               (b) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with April 2002), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and
(iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in the foregoing clauses (i), (ii) and (iii) to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

               (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement, dated April 1, 2002, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

        Section 4.9. Certain Filings; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all commercially reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

        Section 4.10. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this

Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

        Section 4.11. Indemnification and Directors' and Officers' Insurance.

               (a) After the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "INDEMNIFIED PERSONS") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Company, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section
4.11 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.11 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws as presently in effect.

               (b) From and after the Effective Time, Parent will cause the Surviving Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof.

               (c) For a period of six (6) years after the Effective Time, Parent will maintain or cause the Surviving Company to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

               (d) The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Company to merge or consolidate with any other person unless the Surviving Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.11.

        Section 4.12. Notification of Certain Matters. The Company shall provide prompt notice to Parent and Acquisition, and Parent and Acquisition shall provide prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate such that the conditions set forth in Sections 5.2(a) and 5.3(a), as applicable, would not be satisfied and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 5.2(b) and 5.3(b), as applicable, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 4.13. Additions to and Modification of Disclosure Letter. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Disclosure Letter that includes all of the information required by the relevant provisions of this Agreement. In addition, upon Parent's request made one time not less than eight (8) business days prior to the Closing Date, the Company shall deliver to Parent and Acquisition not less than three (3) business days prior to the Closing Date an amendment to any Sections of the Disclosure Letter necessary to make the information set forth therein true, accurate and complete in all material respects; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties herein, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

        Section 4.14. Affiliates.

               (a) The Company shall use all commercially reasonable efforts to obtain as soon as practicable from all stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act ("COMPANY AFFILIATES"), after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B.

               (b) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale by Company Affiliates of shares of Parent Common Stock.

        Section 4.15. Termination of 401(k) Plan. The Company and each ERISA Affiliate that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing, unless Parent, in its sole and absolute discretion, provides the Company with written notice at least seven (7) days before the Closing Date, that any such 401(k) plan shall be continued after the Closing Date. Unless such notice is received, Parent shall receive from the Company evidence that the Board of the relevant company has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing occurring.

        Section 4.16. Lump Sum Distributions. In the event that the Company terminates any plan pursuant to Section 4.15, the Company and each ERISA Affiliate agrees to amend any Company or ERISA Affiliate sponsored profit sharing plan that is intended to be qualified under Code Section 401(a), including any 401(k) plan, to provide that plan distributions shall be made solely in the form of a lump sum and any other forms of distribution shall cease to be available after the ninety (90) day period described in United States Income Tax Treasury Regulation section 1.411(e)(1)(ii)(A). Subject to the preceding sentence, such amendment shall be adopted pursuant to the same resolutions in Section 4.15 and shall be contingent on the occurrence of the Closing.

        Section 4.17. Company Rights Agreement.

               (a) As promptly as practicable (but in no event later than the date upon which the Company files with the SEC its Current Report on Form 8-K disclosing its entry into this Agreement) after the date hereof, the Company Board shall (i) designate ten thousand (10,000) shares of Company Preferred Stock as Series A Junior Participating Preferred Stock, all of which to be reserved for issuance upon exercise of preferred stock purchase rights (the "COMPANY RIGHTS"), (ii) approve a rights agreement in a form reasonably acceptable to Parent providing for the Company Rights (the "COMPANY RIGHTS AGREEMENT"), (iii) cause its transfer agent, as rights agent, to enter into the Company Rights Agreement, (iv) declare a dividend of one Company Right per Share to each holder of Shares (the "COMPANY RIGHTS DIVIDEND"), and (v) fix the record date for the Company Rights Dividend as May 8, 2002 and the payment date for the Company Rights Dividend no later than June 17, 2002, or as otherwise may be determined by the Company Board and reasonably acceptable to Parent.

               (b) Simultaneous with the approval by the Company Board of the Company Rights Agreement, and as necessary thereafter, the Company shall take all necessary action such that (i) Parent shall not be an "Acquiring Person" pursuant to the Company Rights Agreement, and (ii) the entering into of this Agreement and the Merger and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Company Rights Agreement or enable or require the Company Rights to be exercised, distributed or triggered.

               (c) The Company shall pay the Company Rights Dividend on the payment date determined by the Company Board pursuant to Section 4.17(a), and shall not redeem the Company Rights or amend or modify (including by delay of the "Distribution Date" thereunder) or terminate the Company Rights Plan prior to the Effective Time unless, and only to the extent that: (i) it is required to do so by order of a court of competent jurisdiction or (ii) the Company Board, by a majority vote, determines in its good faith judgment, after receipt of advice of its independent counsel and the Company Financial Adviser, that, in light of a Superior Proposal, it is required to so amend, modify or terminate the Company Rights Plan in order to comply with the Company Board's fiduciary obligations to the stockholders of the Company under applicable law.

        Section 4.18. Employee Benefits. To the extent permitted by applicable law and Parent's applicable benefit plans, the employees of the Company employed by the Parent or any of its affiliates after the Effective Time shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is substantially comparable with Parent's similarly-situated employees. Parent shall give full credit for eligibility and/or vesting purposes and benefit accrual for vacations for each Company employee's period of service at the Company before the Effective Time, subject to applicable law. The Company's employees will be eligible immediately upon becoming full-time Parent employees for the following Parent plans, subject to applicable law: 401(k) plans, health plans, life insurance, disability plan and the flexible spending account. To the extent consistent with applicable law, tax qualification requirements and Parent's applicable benefit plans, Parent shall use all commercially reasonable efforts to cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any welfare plan to be waived with respect to the Company's employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles and offsets (or similar payments) made prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirement under any Parent employee benefit programs in which they are eligible to participate on and after the Effective Time.

        Section 4.19. Employee Stock Purchase Plan. Parent agrees that upon termination of the Company's 2001 Employee Stock Purchase Plan, the employees of the Company who become employees of Parent or any of its subsidiaries may participate in the employee stock purchase plan sponsored by Parent (the "PARENT ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with the Company shall be treated as service with Parent for determining eligibility of the Company's employees under the Parent ESPP.

        Section 4.20 Tax-Free Reorganization. Each of the Company and Parent agrees to refrain from taking any action prior to, on or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

        Section 4.21. Section 16 Matters. Prior to the Effective Time, the Company Board shall adopt a resolution consistent with the interpretative guidance of the SEC so that the assumption of Company Options held by Company Insiders pursuant to this Agreement and the receipt by Company Insiders of Parent Common Stock in exchange for Shares pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act. For purposes of this Section 4.21, a "COMPANY INSIDER" is any officer or director of the Company who may become a covered person for purposes of Section 16 of the Exchange Act of Parent, if any.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The obligation of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) this Agreement shall have been approved and adopted by the requisite vote of the Company's stockholders;

               (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto that prohibits, restrains, enjoins or restricts the consummation of the Merger;

               (c) any waiting period applicable to the Merger under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities shall have terminated or expired; and

               (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

        Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, does not constitute a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on Parent qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

               (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

               (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

               (d) there shall not have occurred and be continuing after the date of this Agreement a Material Adverse Effect on Parent; and

               (e) the Company shall have received a written opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Wilson Sonsini Goodrich & Rosati, P.C. fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to Parent, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions.

        Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.22), shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, does not constitute a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on the Company qualification) and the representations and warranties of the Company contained in Section 2.22 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

               (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects (which, solely for purposes of determining compliance with Section 4.13, shall mean that the Company has disclosed all matters since the date hereof except for such matters that would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Three Hundred Fifty Thousand Dollars ($350,000) individually or One Million Dollars ($1,000,000) in the aggregate) at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

               (c) there shall have not occurred and be continuing after the date of this Agreement a Material Adverse Effect on the Company;

               (d) Parent shall have received a written opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Gibson, Dunn & Crutcher LLP fails to deliver such opinion, then Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions; and

               (e) no employee of the Company that has entered into an Employment Agreement with Parent shall have formally challenged the validity or enforceability of his or Employment Agreement and such challenge shall be continuing or otherwise formally expressed his or her intent not to continue his employment with the Surviving Company and such expressed intention shall not have been withdrawn, and no person that has entered into a Non Competition Agreement shall have formally challenged the validity or enforceability thereof and such challenge shall be continuing or formally expressed his or her intent not to perform thereunder and such expressed intention shall not have been withdrawn.


                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

        Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

               (a) by mutual written consent of Parent, Acquisition and the Company;

               (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by October 31, 2002 (the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before such date;

               (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any such representation or warranty of Parent or Acquisition shall have become untrue, in both cases, such that the condition set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by Parent or Acquisition of any of its covenants or obligations to be performed under this Agreement, and Parent or Acquisition, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; or (iii) the Company shall have convened a Company Stockholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or

               (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become untrue, in both cases, such that the condition set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by the Company of any of its covenants or obligations to be performed under this Agreement, and the Company has not cured such breach (if capable of being cured) within twenty (20) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (iii) the Company Board shall have submitted or recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, fails to include its recommendation of this Agreement and the Merger in the Proxy Statement or fails to reconfirm its recommendation of this Agreement and the Merger (including publicly, if requested) within three (3) business days after a reasonable request by Parent for such reconfirmation; (v) the Company Board fails to reject a proposal for a Third Party Acquisition or fails to recommend against a proposal for a Third Party Acquisition in any filing with the SEC made pursuant to Rule 14d-9 or 14e-2 under the Exchange Act within ten (10) days after such proposal is received by or on behalf of the Company or such transaction has been launched, as the case may be; or (vi) the Company shall have convened a Company Stockholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

        Section 6.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its respective affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3, and all of
Article 7 except for Section 7.10. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

        Section 6.3. Fees and Expenses.

               (a) If this Agreement is terminated pursuant to:

                   (i) Section 6.1(d)(iii), 6.1(d)(iv) or 6.1(d)(v); or

                   (ii) Section 6.1(c)(iii) or 6.1(d)(vi) and at the time of the Company Stockholders Meeting at which the Company failed to obtain the requisite vote there shall be outstanding at that time an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and within twelve
(12) months thereafter a Company Acquisition occurs;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Fifteen Million Dollars ($15,000,000) as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this
Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

For purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than sixty-five percent (65%) of the aggregate equity interests in the surviving or resulting person of such transaction, (ii) a sale or other disposition by the Company or any material Subsidiary of assets representing in excess of thirty-five percent (35%) of the aggregate fair market value of the business of the Company and Subsidiaries, taken as a while, immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares of capital stock representing in excess of thirty-five percent (35%) of the voting power of the then outstanding shares of capital stock of the Company.

               (b) Except as provided in this Section 6.3, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that fees and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approval of this Agreement and the Merger) and (ii) any filings required under the HSR Act and similar foreign merger notification laws shall be shared equally by the Company and Parent.

        Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This

Agreement (including, subject to Section 4.13, the Disclosure Letter) may be amended only by an instrument in writing signed on behalf of the parties hereto.

        Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 7

                                  MISCELLANEOUS

        Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement in accordance with its terms.

        Section 7.2. Entire Agreement; Assignment. This Agreement (including the Disclosure Letter and the Exhibits and Schedules hereto), the Stock Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

        Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

        Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

               if to Parent or Acquisition:   Cadence Design Systems, Inc.
                                              2655 Seely Avenue
                                              San Jose, California
                                              Telecopier:  (408) 944-6855
                                              Attention:  General Counsel
               with a copy to:              Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            Post Montgomery Tower
                                            San Francisco, CA 94104
                                            Telecopier:  (415) 986-5309
                                            Attention:  Gregory J. Conklin
                                                        Lisa A. Fontenot

               if to the Company to:        Simplex Solutions, Inc.
                                            521 Almanor Avenue
                                            Sunnyvale, California  94085
                                            Telecopier:  (408) 774-9485
                                            Attention:  Chairman and Chief
                                                        Executive Officer

               with a copy to:              Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            650 Page Mill Road
                                            Palo Alto, California  94304
                                            Telecopier:  (650) 493-6811
                                            Attention:  Larry W. Sonsini
                                                        Martin W. Korman
                                                        Michael J. Murphy

               with a copy to:              Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            7927 Jones Branch Drive
                                            Lancaster Building WestPark
                                            Suite 400
                                            McLean, Virginia 22102
                                            Telecopier:  (703) 734-3199
                                            Attention:  Robert Sanchez

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        Section 7.6. Descriptive Headings; Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

        Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.11 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

               (a) "AFFILIATE" means (except as otherwise provided in Sections
2.20 and 4.14) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

               (b) "BUSINESS DAY" means any day other than a day on which (i) banks in New York or California are required or authorized by law to be closed or (ii) the NYSE is closed;

               (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

               (d) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Gary Wong or David Overhauser, or any executive officer of Parent, as the case may be. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

               (e) "INCLUDE" or "INCLUDING" means "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "INCLUDE" or "INCLUDING" shall not be deemed to set forth an exhaustive list;

               (f) "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "LIEN" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.13(b) of the Disclosure Letter, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and

               (g) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

        Section 7.9. No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

        Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3(a) it shall not be entitled to specific performance to compel the consummation of the Merger.

        Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        Section 7.12. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 7.13. Waiver of Jury Trial. EACH OF PARENT, ACQUISITION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



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

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                               CADENCE DESIGN SYSTEMS, INC.



                               By: /s/ Raymond Bingham
                                   _____________________________________________
                                   Name:  H. Raymond Bingham
                                   Title: President and Chief Executive Officer



                               By: /s/ Lavi Lev
                                   _____________________________________________
                                   Name:  Lavi Lev
                                   Title: Executive Vice President-IC Solutions


                                   SIMPLEX SOLUTIONS, INC.



                               By: /s/ Penelope A. Herscher
                                   _____________________________________________
                                   Name:  Penelope A. Herscher
                                   Title: Chairman and Chief Executive Officer


                                   ZODIAC ACQUISITION, INC.



                               By: /s/ William Porter
                                   _____________________________________________
                               Name: William Porter
                               Title: President




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